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                                   Exhibit 5.1

     OPINION OF STRADLING YOCCA CARLSON & RAUTH, A PROFESSIONAL CORPORATION

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187

                              SANTA BARBARA OFFICE
                                302 OLIVE STREET
                         SANTA BARBARA, CALIFORNIA 93101
                            TELEPHONE (805) 564-0065
                            FACSIMILE (805) 564-1044

                                  March 2, 2001

Santa Barbara Restaurant Group, Inc.
3938 State Street
Santa Barbara, California 93105

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Santa Barbara Restaurant Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares of the Company's common stock, $.08 par value ("Common Stock"), issuable under the Company's 1998 Stock Option Plan, as amended, and 2000 Employee Stock Purchase Plan. We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above. Based on the foregoing, it is our opinion that the 2,500,000 shares of Common Stock, when issued under the plans and against full payment therefor in accordance with the terms and conditions of the plans, will be legally and validly issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ STRADLING YOCCA CARLSON & RAUTH